Exhibit 16.1


July 7, 2004



Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549



Commissioners:



We have read the statements made by FNB Financial Services Corporation (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 30, 2004. We agree with the statements concerning our Firm in such Form 8-K.



Very truly yours,


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP









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